EXHIBIT 24. CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

EGGLESTON SMITH P.C.
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Old Point Financial Corporation


     We consent to the incorporation by reference in this Annual Reports on Form 10-K of our report dated January 16, 1998, relating to the consolidated financial statements of Old Point Financial Corporation as of December 31, 1997, 1996, and 1995, and for each of the years in the three-year period ended December 31, 1997.

EGGLESTON SMITH P.C.
/s/ EGGLESTON SMITH P.C.

Newport News, Virginia
March 25, 1998